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                                                                      EXHIBIT 21

                              LIST OF SUBSIDIARIES

                                                                      STATE OR OTHER JURISDICTION OF
                                NAME                                   INCORPORATION OR ORGANIZATION
- --------------------------------------------------------------------  -------------------------------
BGS Securities Corporation..........................................        Massachusetts
BGS Systems, Ltd....................................................        England
BGS Systems, GmbH...................................................        Germany
BGS Systems s.r.1...................................................        Italy
BGS Systems Pty. Ltd................................................        Australia

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